                                                                     EXHIBIT 3.1


                                AABB CORPORATION

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

      AABB Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      1.    The name of the Corporation is AABB Corporation.

      2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"),
                           ------ and having been adopted in accordance
therewith, this Amended and Restated Certificate of Incorporation (this "Certificate")
------------- restates and integrates and further amends the provisions of the Certificate of Incorporation of AABB Corporation. The amendments contained herein have been duly adopted by written consent of the holders of a majority of the outstanding stock entitled to vote thereon in accordance with Section 228 of the DGCL.

      3. The text of the Certificate of Incorporation of AABB Corporation, together with all subsequent amendments, is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I

                                      NAME

         The name of the corporation is AmeriSource-Bergen Corporation (hereinafter referred to as the "Corporation").

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

            The registered office of the Corporation in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, and the registered agent in charge thereof shall be The Corporation Trust Company.

                                  ARTICLE III

                                CORPORATE PURPOSE

            Section 3.01. Purpose.
                          ------- The purposes for which the Corporation is
formed are to engage in any lawful act or activity for which corporations may be organized under the DGCL, as amended from time to time, and to possess and exercise all of the powers and privileges granted by such law and other law of Delaware.


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            Section 3.02. Term.
                          ----  The Corporation is to have perpetual existence.

                                   ARTICLE IV

                                 CAPITALIZATION

            Section 4.01. Authorized Capital. The aggregate number of shares of
                          ------------------
stock which the Corporation shall have authority to issue is 310,000,000 shares, divided into two (2) classes consisting of 300,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock") and 10,000,000 shares of
                                ------------
Preferred Stock, par value $0.01 per share (the "Preferred Stock").
                                                 ---------------

            Section 4.02. Common Stock. The Common Stock shall be subject to the
                          ------------
express terms of any series of Preferred Stock.

            (a) Voting. Except as may be provided in this Certificate or in a
                ------
Preferred Stock Certificate of Designation (as defined below), if any, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes as provided by law, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

            (b) Dividends. Subject to any other provisions of this Certificate,
                ---------
and to the rights of holders of Preferred Stock, if any, holders of Common Stock shall be entitled to receive ratably on a per share basis such dividends and other distributions in cash, stock or property of the Corporation as may be declared by the Board of Directors (the "Board"
                                         ----- ) of the Corporation from time to
time out of the assets or funds of the Corporation legally available therefor.

            (c) Distribution of Assets. Subject to the express terms of any
                ----------------------
series of Preferred Stock, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders.

            Section 4.03. Preferred Stock. (a) The Board is authorized to
                          ---------------
provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable provisions of the DGCL (a "Preferred Stock Certificate of Designation"), to establish from time to time
 ------------------------------------------
the number of shares to be included in each such series, with such designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board (as such resolutions may be amended by a resolution or resolutions subsequently adopted by the Board), and as are not stated and expressed in this Certificate including, but not limited to, determination of any of the following:



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            (i) the distinctive designation of the series, whether by number, letter or title, and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding and except where otherwise provided in the applicable Preferred Stock Certificate of Designation) from time to time by action of the Board;

            (ii) the dividend rate and the times of payment of dividends, if any, on the shares of the series, whether such dividends will be cumulative, and if so, from what date or dates, and the relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of stock;

            (iii) the price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

            (iv) whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

            (v) whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

            (vi) the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

            (vii) whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class of stock in any respect, or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class of stock, restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class of stock ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

            (viii) whether the series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Certificate, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised of such series or of such series and one or more other series or classes of stock of the Corporation) and that all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a


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      specified portion of the voting power of the shares of such series or separate class are voted on such matter; and

            (ix) any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.

            (b) Voting Rights. Except as otherwise required by law, as otherwise
                -------------
provided herein or as otherwise determined by the Board in the applicable Preferred Stock Certificate of Designation as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meeting of stockholders.

            (c) Dividends. Holders of Preferred Stock shall be entitled to
                ---------
receive, when and as declared by the Board, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

            (d) Preference on Liquidation. In the event of the voluntary or
                -------------------------
involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the Board to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein or in the applicable Preferred Stock Certificate of Designation.

            (e) Redemption. The Corporation, at the option of the Board, may
                ----------
redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed in the applicable Preferred Stock Certificate of Designation for such series.

            (f) Certificate of Designations. For all purposes, this Certificate
                ---------------------------
shall include each certificate of designations, if any, setting forth the terms of a series of Preferred Stock.

            (g) Authorized Shares. Subject to the rights, if any, of the holders
                -----------------
of any series of Preferred Stock set forth in a certificate of designations, an amendment of this Certificate to increase or decrease the number of authorized shares of any series of Preferred Stock (but not below the number of shares thereof then outstanding) may be adopted by


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resolution adopted by the Board of the Corporation and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock of the Corporation, and all other outstanding shares of stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL or any similar provisions hereafter enacted, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class, and no vote of the holders of any series of Preferred Stock, voting as a separate class, shall be required therefore.

                                   ARTICLE V

                               BOARD OF DIRECTORS

            Section 5.01. Election of Directors.
                          ---------------------  Election of directors need not
be by written ballot unless the Bylaws of the Corporation shall so provide. Except as may be provided in this Certificate or in a Preferred Stock Certificate of Designation, if any, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

            Section 5.02. Number of Directors.
                          -------------------  The number of directors on the
Board shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board or the stockholders.

            Section 5.03. Classified Board.
                          ----------------  The Board, other than those who may
be elected by the holders of any series of Preferred Stock, if any, shall be and is divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however,
                                                  --------  -------  that each
initial director in Class I shall hold office until the annual meeting of stockholders in 2002, each initial director in Class II shall hold office until the annual meeting of stockholders in 2003, and each initial director in Class III shall hold office until the annual meeting of stockholders in 2004. Notwithstanding the foregoing provisions of this Section 5.03, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

            Section 5.04. Nominations.
                          -----------  Subject to the rights of holders of any
series of Preferred Stock or any other class of stock of the Corporation (other than the Common Stock) then outstanding, nominations for the election of directors may be made by the affirmative vote of a majority of the entire Board or by any stockholder of record entitled to vote generally in the election of directors subject to Article VI, Section 6.04.

            Section 5.05. Removal.
                          -------  No director who is part of any particular
class of directors may be removed except both for cause and with the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as a single class. In the event of any increase or decrease in the authorized number of directors, (a) each director


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then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier resignation, removal from office or death, and (b) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board among the three classes of directors so as to maintain such classes as nearly equal as possible.

            Section 5.06. Vacancies.
                          ---------  Subject to the rights of the holders of any
series of Preferred Stock or any other class of stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board for any reason, including by reason of any increase in the number of directors, shall, if occurring prior to the expiration of the term of office of the class in which such vacancy occurs, be filled only by the Board, acting by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, and any directors so elected shall hold office until the next election of the class for which such directors have been elected and until their successors are duly elected and qualified.

            Section 5.07. Directors' Meetings, Consents and Elections.
                          -------------------------------------------  Meetings
of the Board and of any committee thereof may be held outside the State of Delaware if the Bylaws so provide. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting as provided by statute, if the Bylaws of the Corporation so provide. The elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

                                   ARTICLE VI

                                  STOCKHOLDERS

            Section 6.01. Cumulative Voting.
                          -----------------  No stockholder of the Corporation
shall be entitled to exercise any right of cumulative voting.

            Section 6.02. No Preemptive Rights.
                          --------------------  Except for rights issued
pursuant to Article VIII hereof, no stockholder of the Corporation shall have any preemptive or preferential right, nor be entitled to such as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of the Corporation of any class or series, whether issued for money or for consideration other than money, or of any issue of securities convertible into stock of the Corporation.

            Section 6.03. Stockholder Action.
                          ------------------  Any action required or permitted
to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied. Special meetings of stockholders of the Corporation may be called only by the Board pursuant to a resolution duly adopted by a majority of the members of the Board, and the ability of the stockholders to call a special meeting of stockholders of the Corporation is specifically denied.



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            Section 6.04. Notice. Advance notice of new business and stockholder
                          ------
nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                   ARTICLE VII

                       LIMITATION OF DIRECTORS' LIABILITY;
                       INDEMNIFICATION BY THE CORPORATION

            Section 7.01. Limitation on Liability. The directors of the
                          -----------------------
Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the DGCL. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VII, Section 7.01 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

            Section 7.02. Indemnification. The Corporation shall indemnify any
                          ---------------
person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer,trustee, employee or agent of another corporation, trust or other enterprise, with respect to actions taken or omitted by such person in any capacity in which such person serves the Corporation or such other corporation, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director, officer or trustee, as the case may be, and shall inure to the benefit of such person's heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to
                           --------  -------
enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of the Corporation. Any person who is or was a director, officer, trustee, employee or agent of a subsidiary of the Corporation shall be deemed to be serving in such capacity at the request of the Corporation for purposes of this Article VII, Section 7.02. Any repeal or modification of this Article VII, Section 7.02, shall not adversely affect any rights to indemnification that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

            Section 7.03. Expenses. Directors and officers of the Corporation
                          --------
shall have the right to be paid by the Corporation expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may, to the extent authorized


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from time to time by the Board, advance such expenses to any person who is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, trust or other enterprise.

            Section 7.04. Miscellaneous. (a) The Corporation may, to the extent
                          -------------
authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation and to any person serving at the request of the Corporation as an employee or agent of another corporation, trust or other enterprise.

            (b) The rights to indemnification and to the advancement of expenses conferred in this section shall not be exclusive of any other right that any person may have or hereafter acquire under this Certificate, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.

            (c) Any repeal or modification of this section by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

            (d) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of such person's status as such, whether or not the Corporation shall have the power to indemnify such person against such liability under the provisions of this Article VII. Any person who is or was a director, officer, employee or agent of the Corporation or a subsidiary of the Corporation shall be deemed to be serving in such capacity at the request of the Corporation for purposes of this Article VII, Section 7.04.

                                  ARTICLE VIII

                               STOCKHOLDER RIGHTS

            Section 8.01. Stockholder Rights. The Board is hereby authorized to
                          ------------------
create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued shall be determined by the Board and set forth in the contracts or instruments that evidence such rights. The authority of the Board with respect to such rights shall include, but not be limited to, determination of the following:

            (a) the initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;



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            (b) provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or securities of the Corporation;

            (c) provisions which adjust the number or exercise price of such rights, or amount or nature of the stock or other securities or property receivable upon exercise of such rights, in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereof of the obligations of the Corporation under such rights;

            (d) provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

            (e) provisions which permit the Corporation to redeem such rights;
and

            (f) the appointment of a rights agent with respect to such rights.

                                   ARTICLE IX

                              BUSINESS COMBINATIONS

            Section 9.01. Section 203 of the DGCL. In accordance with Section
                          -----------------------
203(b) of the DGCL, the Corporation shall be governed by the provisions contained in Section 203(a) of the DGCL regarding restrictions on business combinations with interested stockholders.

                                   ARTICLE X

                     TRANSACTION WITH DIRECTORS AND OFFICERS

            Section 10.01. Transaction With Directors and Officers. No contract
                           ---------------------------------------
or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the


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stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

                                   ARTICLE XI

                                   AMENDMENTS

            Section 11.01. Bylaws. In furtherance and not in limitation of the
                           ------
powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation without the assent or vote of the stockholders of the Corporation. The stockholders may, at any annual or special meeting of the stockholders of the Corporation, duly called and upon proper notice thereof, make, alter, amend or repeal the Bylaws by the affirmative vote by the holders of not less than 80% of the shares of stock entitled to vote generally in the election of directors.

            Section 11.02. Certificate. The Corporation reserves the right to
                           -----------
amend, alter, change or repeal the provisions in this Certificate and in any certificate amendatory hereof in the manner now or hereafter prescribed by law, and all rights conferred on in this Certificate on stockholders, directors and officers are subject to this reserved power; provided, however, that the
                                             --------  -------
affirmative vote of the holders of record of outstanding shares representing at least 80% of the voting power of all of the shares of stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change, or repeal any provision of, or to adopt any provision or provisions inconsistent with Section
4.03 of Article IV, Section 5.03 of Article V, Section 5.05 of Article V,
Section 5.06 of Article V, Section 6.03 of Article VI, Section 6.04 of Article VI, Article VII, Section 9.01 of Article IX or this Section 11.02 of Article XI of this Certificate unless such amendment, alteration, repeal or adoption of any inconsistent provision or provisions is declared advisable by the Board by the affirmative vote of at least 75% of the entire Board, notwithstanding the fact that a lesser percentage may be specified by the DGCL.





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